Exhibit 99.1

Monster Worldwide Names Sal Iannuzzi
Chairman and Chief Executive Officer

NEW YORK, N.Y. – April 12, 2007 – Monster Worldwide, Inc. (NASDAQ: MNST) today announced that its Board of Directors has named Sal Iannuzzi Chairman and Chief Executive Officer, effective immediately.  Mr. Iannuzzi has been a member of the Board of Monster Worldwide since July 2006 and has served as Chairman of the Executive Committee since October 2006.

Monster Worldwide also announced that its President and Chief Executive Officer, William M. Pastore, will leave the Company by mutual agreement with the Board.  The Company noted that Mr. Pastore provided valuable leadership during a key transition period, and Monster Worldwide is fortunate that he will be succeeded by Mr. Iannuzzi, an experienced corporate CEO with a track record of improving corporate performance and driving innovation.  Mr. Pastore will continue to be employed by the Company through June 2007 to facilitate an orderly transition.

Mr. Iannuzzi, 53, was previously President and CEO of Symbol Technologies, which was acquired by Motorola, Inc. in January 2007.  He served as non-executive Chairman of the Symbol Board from December 2003 to April 2005, and later was Chief Administrative and Financial Officer before being named Symbol’s CEO.  Mr. Iannuzzi’s tenure at Symbol was distinguished by product innovation, customer diversification, cost structure improvements and enhanced profitability.  Prior to joining Symbol, Mr. Iannuzzi served in a number of business and corporate governance-related roles with Bankers Trust Co., culminating in the position of Chief Control Officer.  He also worked with several other financial services firms, as well as a predecessor firm to KPMG.

“I am excited to take on this new role with Monster Worldwide, which enjoys a leadership position in the online career services market, a globally-recognized and respected brand, a track record of profitable growth, and a team of talented and extremely dedicated employees.  In my new position, I will focus on the next stage in our development by executing on strategic initiatives to drive growth across all our business lines,” said Mr. Iannuzzi.

“On behalf of the Board of Directors, I want to thank Bill Pastore for leading the Company during a difficult transitional period.  Under his direction, Monster Worldwide completed the financial restatement related to historical stock option issues and returned to compliance with SEC and NASDAQ listing requirements,” Mr. Iannuzzi added.  “We appreciate Bill’s contributions and wish him the very best for the future.”

Mr. Pastore, age 59, was named CEO of Monster Worldwide in October 2006, after serving as Chief Operating Officer since October 2002.  The Company will record a charge in the second quarter related to Mr. Pastore’s employment agreement.

About Monster Worldwide

Monster Worldwide, Inc. (NASDAQ: MNST), parent company of Monster®, the premier global online employment solution for more than a decade, strives to bring people together to advance their lives. With a local presence in key markets in North America, Europe, and Asia, Monster works for everyone by connecting employers with quality job seekers at all levels and by providing personalized career advice to consumers globally. Through online media sites and services, Monster delivers vast, highly targeted audiences to advertisers. Monster Worldwide is a member of the S&P 500 Index and the NASDAQ 100. To learn more about Monster’s industry-leading products and services, visit www.monster.com. More information about Monster Worldwide is available at www.monsterworldwide.com.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding Monster Worldwide, Inc.’s strategic direction, prospects and future results. Certain factors, including factors outside of Monster Worldwide’s control, may cause actual results to differ materially from those contained in the forward- looking statements, including economic and other conditions in the markets in which Monster Worldwide operates, risks associated with acquisitions, competition, seasonality and the other risks discussed in Monster Worldwide’s Form 10-K and other filings made with the Securities and Exchange Commission.

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Contacts

Investors: Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Media:   Rich Teplitsky, (212) 351-7019, rich.teplitsky@monsterworldwide.com

Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com